UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form F-1 Registration Statement No. 333-209096

UNDER THE SECURITIES ACT OF 1933

PARNELL PHARMACEUTICALS HOLDINGS LTD

(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Australia	2834	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Unit 4, Century Estate

476 Gardeners Road

Alexandria 2015 NSW

Australia

Tel: 913-274-2100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert T. Joseph
President and Chief Executive Officer
c/o Parnell, Inc.
7015 College Blvd, Level 6

Overland Park, KS 66211
Tel: 913-274-2100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Peter Mirakian III
Spencer Fane LLP
1000 Walnut Street, Suite 1400
Kansas City, MO 64106
(816) 474-8100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) to the Registration Statement on Form F-1 (File No. 333-209096) (the “Registration Statement”) is being filed pursuant to the undertaking of the Registration Statement to update and supplement information contained in the Registration Statement, as originally filed and declared effective by the Securities and Exchange Commission (the “SEC”) on February 16, 2016, to update Part I of the prospectus with the information contained in Company’s Annual Report on Form 20-F for the year ended December 31, 2015 as filed with the SEC on March 4, 2016 and to make certain other updates contained herein.

The information included in this filing updates the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the registration statement.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 18, 2016

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PRELIMINARY PROSPECTUS

2,060,000 Shares

Parnell Pharmaceuticals Holdings Ltd

Ordinary Shares

This prospectus relates to the offer and sale of up to 2,060,000 ordinary shares of Parnell Pharmaceuticals Holdings Ltd, an Australian public company limited by shares, by Lincoln Park Capital Fund, LLC, or Lincoln Park or the selling stockholder.

The ordinary shares being offered by the selling stockholder have been or may be issued pursuant to the purchase agreement dated January 11, 2016 that we entered into with Lincoln Park. See “The Lincoln Park Transaction” for a description of that agreement and “Selling Stockholder” for additional information regarding Lincoln Park. The prices at which Lincoln Park may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder.

The selling stockholder may sell the ordinary shares described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholder may sell the ordinary shares being registered pursuant to this prospectus. The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Our ordinary shares are currently quoted on The NASDAQ Global Market under the symbol “PARN”. On March 17, 2016, the last reported sale price of our ordinary shares on The NASDAQ Global Market was $2.51.

INVESTING IN OUR SECURITIES INVOLVES RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 10 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 18, 2016.

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In this prospectus, “Parnell,” the “Company,” “we,” “us,” and “our” refer to Parnell Pharmaceuticals Holdings Ltd and its subsidiaries, unless the context otherwise requires.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our business and this offering. Because it is a summary, it may not contain all of the information that you should consider before deciding whether to purchase our securities. You should carefully read this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein for a more complete understanding. You should pay special attention to the section entitled “Risk Factors” beginning on page 10 of this prospectus, Item 3.D. of our Annual Report filed on Form 20-F for the year ended December 31, 2015, as filed with the SEC, and our consolidated audited financial statements and the notes thereto in our Annual Report on Form 20-F for the year ended December 31, 2015 filed with the SEC and incorporated by reference herein.

Business Overview

We are a fully integrated, veterinary pharmaceutical company focused on developing, manufacturing and commercializing innovative animal health solutions. We currently manufacture and market five products for companion animals and production animals in 14 countries and augment our pharmaceutical products with proprietary software platforms – FETCH™ and mySYNCH®. These innovative technology solutions are designed to enhance the quality of life and/or performance of animals and are provided to animal owners who use our drug products as a value added service offering to differentiate us from our competitors. We also have a pipeline of 7 drug products covering large therapeutic areas in orthopedics, dermatology, anesthesiology, nutraceuticals and metabolic disorders for companion animals as well as reproduction and mastitis for cattle.

Our lead reproductive hormone products, estroPLAN® and GONAbreed®, are designed to safely and effectively improve cattle breeding performance and are currently marketed in 12 countries. We were the first company to achieve FDA approval for the indication of estrous synchronization in lactating dairy and beef cows. We market our reproductive hormone products in conjunction with our proprietary software platform, mySYNCH, in order to deliver superior breeding outcomes. Since launching in the U.S. in mid-2013, we have steadily acquired market share and we typically enjoy a top three market share position in these products in many other countries where we have been selling our products for many years.

Our disease-modifying product, Zydax®, for the treatment of osteoarthritis, or OA, in dogs and horses, both stimulates the growth of new cartilage and inhibits cartilage breakdown. OA is a slowly progressive and often severely debilitating degenerative joint disease, or DJD. We estimate that the market for OA in animals in the U.S. and the EU is over $410 million in annual sales of prescription drugs and the global market for alternative treatments such as nutraceutical products is at least another $500 million in annual sales. The most common treatments for OA are anti-inflammatory drugs, which ease symptoms but do not address the underlying disease process. By contrast, Zydax is designed to enable veterinarians and animal owners to safely and effectively manage the cause of OA. Zydax has an excellent efficacy and safety profile, with one million doses sold, and has led to improved quality of life for dogs and improved performance of sport horses.

We have marketed Zydax in Australia, New Zealand, Hong Kong, Singapore and the United Arab Emirates and we are seeking approval from the FDA for marketing in the U.S. and from the European Medicines Agency, or EMA, for marketing in the European Union, or EU. Assuming regulatory approval, we plan to launch Zydax for dogs in these markets in the last quarter of 2016. In addition to Zydax we also have a nutraceutical product, Glyde®, which is a combination of glycoaminoglycans, a building block for cartilage (derived from chondroitin sulfate and glucosamine) and a potent natural anti-inflammatory, ecoisatetranoic acid (derived from green-lipped mussel powder). Glyde is currently marketed in the same countries where Zydax is currently approved plus the US. We launched Glyde in the US in September 2015 through the establishment of a new companion animal sales and marketing team, providing us with an established presence in the companion animal market in advance of the anticipated approval of Zydax in 2016.

We believe our products are differentiated through our complementary software platforms designed to assist animal owners in maximizing the performance and efficiency of our products. Fetch, for companion animal customers, and mySYNCH, for production animal customers, provide our customers with a personalized software solution which is currently provided as a free service offering to our customers which provides mobile and interactive education and diagnostics, data analytics and customer management capabilities. Fetch and mySYNCH also provide us with direct interaction with animal owners to manage and personalize their brand experience with our products. Our technology offerings enable us to increase customer interaction, brand recognition and overall customer satisfaction and in the future may also provide an additional revenue stream opportunity through charging for the provision of premium services in our digital technologies.

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In the last decade, we have significantly enhanced our core competencies across the entire pharmaceutical value chain. A key strength of our business is our R&D, clinical trial and regulatory development experience. We have conducted over 31 clinical trials across six countries in 70 trial sites during the last ten years. Our products have been approved by regulators in the U.S., Europe, Canada, Australia, New Zealand and multiple other jurisdictions throughout Latin America, Asia, the Middle East and Africa. We are planning to conduct up to 25 additional clinical trials over the next four years. Our clinical science expertise is augmented by a strong network of academic institutions, private research organizations and veterinary clinics across multiple countries around the world.

We have constructed a sterile manufacturing facility located in Sydney, Australia which has been inspected by the FDA and other regulatory agencies, enabling us to manufacture products for sale in the European Union, Australia, New Zealand, Canada as well as other jurisdictions under mutual recognition procedures. We believe this new facility provides us with a low-cost and reliable supply of our products and has approximately 75% available capacity above our current manufacturing demand, creating significant contract manufacturing and pipeline expansion opportunities which we are actively exploring. We intend to leverage these core competencies to bring up to seven new products, addressing up to 12 indications, to market over the next five years, and to further expand our pipeline through targeted development and in-licensing opportunities.

Our current revenues are derived from operations in 14 countries, with a direct marketing presence in Australia, New Zealand and the U.S. We utilize a range of multi-national and local marketing partners in other markets including Canada, the Middle East and Africa and will continue to seek additional marketing partners who can assist us in bringing our products to market in those geographies where we do not expect to establish a direct presence such as Europe, Asia and Latin America. We have recently expanded our business operations in the US where we conduct all drug development and drug commercialization functions from our global headquarters in Overland Park, Kansas. This shift in focus has enabled us to establish a U.S. sales and marketing presence and will enable us to be well positioned for future potential approvals of our product candidates including Zydax. It has also enabled us to explore a variety of licensing opportunities arising from the large U.S. animal health and biotechnology industries.

We believe that our fully-integrated, pharmaceutical value chain positions us to effectively and efficiently leverage our current product portfolios, expand and scale our pipeline of product candidates and elicit attractive in-licensing or acquisition opportunities. We believe that the combination of these capabilities and opportunities positions us to become a leading innovator in animal health products.

The Offering

On January 11, 2016, we entered into a purchase agreement with Lincoln Park, which we refer to in this prospectus as the Purchase Agreement. The Agreement acts as an equity commitment and allows us to direct Lincoln Park to purchase our ordinary shares in amounts generally up to 35,000 shares every other day, and which amounts may be increased to up to 55,000 shares if certain conditions are satisfied (a “Regular Purchase”), in our sole discretion, provided that Lincoln Park may not be required to purchase more than $500,000 worth of ordinary shares on any single day’s Regular Purchase. We may also sell up to an additional 300% of the Regular Purchase shares to Lincoln Park on any day on which we direct Lincoln Park to make a Regular Purchase (an “Accelerated Purchase”) subject to certain conditions. Over the three-year term of the Agreement, we may sell up to $15,000,000 worth of ordinary shares to Lincoln Park, but we are not obligated to do so. We may terminate the Agreement at any time, and we have total control as to whether and when we direct Lincoln Park to purchase ordinary shares from us. Lincoln Park is not allowed to engage in any short selling or hedging of our shares but is allowed to resell the shares we direct them to purchase at any point in time.

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We have entered into the Purchase Agreement because we believe that it is an effective way for the Company to issue new shares in a controlled manner that in turn will improve the liquidity of our share trading which has been typically low given the tightly held nature of our share register. We also believe that the funds received from Lincoln Park will form an effective capital management facility and provide growth capital that can be put to accretive use.

Also on January 11, 2016, we entered into a Registration Rights Agreement, or the Registration Rights Agreement, with Lincoln Park, pursuant to which we filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

Since February 16, 2016 (the effective date of the registration statement of which this prospectus forms a part), we have had, and we continue to have, the right to sell our ordinary shares to Lincoln Park under the Purchase Agreement. In addition to the 47,746 ordinary shares issued to Lincoln Park at the closing of the Purchase Agreement, if we elect to sell ordinary shares to Lincoln Park under the Purchase Agreement, we are required to issue a pro rata portion of 38,197 ordinary shares as the remainder of Lincoln Park’s commitment fee every time Lincoln Park makes a Regular Purchase. For example, if we elect, at our sole discretion, to require Lincoln Park to purchase 35,000 of our ordinary shares at $4.00 per ordinary share, then we would issue 357 ordinary shares of the pro rata commitment fee, which is the product of $140,000 (the amount we have elected to sell) divided by $15,000,000 (the total amount we can sell to Lincoln Park under the Purchase Agreement) multiplied by 38,197 (the total number of pro rata commitment shares). The pro rata commitment shares will only be issued pursuant to this formula as and when we elect at our discretion to sell stock to Lincoln Park. As a result, if we require Lincoln Park to purchase its entire commitment of $15,000,000 worth of ordinary shares, we will issue to Lincoln Park, as a commitment fee, a total of 85,943 ordinary shares for no additional cash consideration.

The purchase price of the shares that may be sold to Lincoln Park under the Purchase Agreement will be based on the market prices of our ordinary shares preceding the time of sale as computed under the Purchase Agreement without any fixed discount; provided that in no event will such shares be sold to Lincoln Park when our closing sale price is less than $1.00 per share, subject to adjustment as provided in the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

As of March 18, 2016, there were 13,673,114 of our ordinary shares outstanding, of which 6,187,387 shares were held by non-affiliates, excluding the 82,985 of our ordinary shares that we have already issued to Lincoln Park under the Purchase Agreement, and 175,000 or our ordinary shares that we issued to Lincoln Park pursuant to a Securities Purchase Agreement we entered into with Lincoln Park on February 23, 2016 (which is unrelated to the Purchase Agreement). Although the Purchase Agreement provides that we may sell up to $15,000,000 of our ordinary shares to Lincoln Park, only 2,060,000 of our ordinary shares are being offered under this prospectus, which represents (i) 85,943 ordinary shares that have been or will be issued to Lincoln Park as part of a commitment fee if we sell the entire $15,000,000 worth of ordinary shares and (ii) an additional 1,974,057 ordinary shares which may be issued to Lincoln Park in the future under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. If all of the 2,060,000 ordinary shares offered by Lincoln Park under this prospectus were issued and outstanding as of the date hereof, such shares would represent 13.43% of the total number of our ordinary shares outstanding and 24.98% of the total number of outstanding shares held by non-affiliates, in each case as of the date hereof. If we elect to issue and sell more than the 2,060,000 ordinary shares offered under this prospectus to Lincoln Park, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional ordinary shares, which could cause additional dilution to our stockholders. The number of ordinary shares ultimately offered for resale by Lincoln Park is dependent upon the number of ordinary shares we sell to Lincoln Park under the Purchase Agreement.

Under the rules of The NASDAQ Global Market, in no event may we issue more than 19.99% of our shares outstanding (which is approximately 2,655,416 shares based on 13,283,722 shares outstanding prior to the signing of the Purchase Agreement) under the Purchase Agreement unless we obtain stockholder approval or an exception pursuant to the rules of The NASDAQ Global Market is obtained to issue more than 19.99%. This limitation shall not apply if, at any time the Exchange Cap is reached and at all times thereafter, the average price paid for all shares issued and sold under the Purchase Agreement is equal to or greater than $3.29, which was the closing consolidated bid price of our ordinary shares on January 20, 2016 including an increment for the commitment shares issued and to be issued to Lincoln Park. We are not required or permitted to issue any of our ordinary shares under the Purchase Agreement if such issuance would breach our obligations under the rules or regulations of The NASDAQ Global Market.

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Issuances of our ordinary shares in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of our ordinary shares that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Lincoln Park.

Securities Offered

Ordinary shares to be offered	2,060,000 shares consisting of:
by the selling stockholder

• Up to 85,943 commitment shares, of which 47,746 were issued to Lincoln Park at the closing of the Purchase Agreement and the remainder will only be issued on a pro-rata basis in connection with any ordinary shares purchased by Lincoln Park, pursuant to the terms of the Purchase Agreement.

• 1,974,057 shares we may require Lincoln Park to purchase under the Purchase Agreement, of which 35,000 have been purchased by Lincoln Park.

Ordinary shares outstanding prior to this offering	13,283,722 shares

Ordinary shares to be outstanding after giving effect to the issuance of 2,060,000 as offered under this Prospectus.	15,343,722 shares

Use of Proceeds	We will receive no proceeds from the sale of our ordinary shares by Lincoln Park in this offering. However, for the sale of ordinary shares sold to Lincoln Park under the Purchase Agreement, we may receive up to $15,000,000. Any proceeds that we receive from sales to Lincoln Park under the Purchase Agreement will be used for general corporate purposes and working capital requirements. See “Use of Proceeds.”

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Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

Symbol on The NASDAQ Global Market	PARN

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risk factors contained in our Annual Report on Form 20-F filed with the SEC on March 4, 2016, which we incorporate by reference in this prospectus, before making an investment decision. If any of the following risks, as well as other risks and uncertainties that are not yet identified or that we currently think are immaterial, actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that event, the trading price of our ordinary shares could decline, and you may lose part or all of your investment. For more information, see “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission, or the SEC, encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. Except for the historical information contained in this prospectus, the statements contained in this prospectus are “forward-looking statements” which reflect our current view with respect to future events and financial results.

Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding our research and development activities, our ability to conduct clinical trials of our product candidates and the results of such trials, as well as risks and uncertainties relating to litigation, government regulation, economic conditions, markets, products, competition, intellectual property, services and prices, key employees, future capital needs, dependence on third parties and other factors. Please also see the discussion of risks and uncertainties under “Risk Factors” contained in Item 3.D. of our Annual Report filed on Form 20-F for the year ended December 31, 2015 as filed with the SEC.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this document. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the Company’s financial statements incorporated by reference in this prospectus and in our Annual Report on Form 20-F, for the year ended December 31, 2015 as filed with the SEC.

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SUMMARY CONSOLIDATED FINANCIAL DATA

For a summary consolidated financial data for the year ended December 31, 2015, six-months ended December 31, 2014, and years ended June 30, 2014, 2013 and 2012, see Item 3.A “Selected Financial Data” in our Annual Report on Form 20-F filed with the SEC on March 4, 2016, which we incorporate by reference in this prospectus.

Our historical results are not necessarily indicative of the results that may be expected for any other future period. Unless otherwise specified, all amounts are presented in Australian Dollars (AUD).

IDENTITY OF DIRECTORS, SENIOR MANAGEMENT AND ADVISERS

Information identifying our directors, senior management and advisers is contained in Item 6. “Directors, Senior Management and Employees” in our Annual Report on Form 20-F filed with the SEC on March 4, 2016, which we incorporate by reference in this prospectus.

The principal address of our U.S. based directors and executives, Mr. Joseph, Mr. Croden, Mr Rosen and Ms. Richstone is 7015 College Blvd, Level 6, Overland Park, KS 66211. The principal address of our Australian based directors and executives, Mr. Bell and Mr. McCarthy, is Unit 4, Century Estate, 476 Gardeners Rd, Alexandria, NSW 2015 Australia.

INDUSTRY AND MARKET DATA

This prospectus includes market and industry data and forecasts that we have derived from independent consultant reports, publicly available information, various industry publications, other published industry sources and our internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.

Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. While we believe the market information included in this prospectus is generally reliable, the future performance of the industry in which we operate and, as a result, our future prospects, are subject to a high degree of risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus.

USE OF PROCEEDS

This prospectus relates to our ordinary shares that may be offered and sold from time to time by Lincoln Park. We will receive no proceeds from the sale of our ordinary shares by Lincoln Park in this offering. However, we may receive gross proceeds of up to $15,000,000 under the Purchase Agreement. We estimate that the net proceeds to us from the sale of our ordinary shares to Lincoln Park pursuant to the Purchase Agreement will be up to $14,885,000 over an approximately 36-month period, assuming that we sell the full amount of our ordinary shares that we have the right, but not the obligation, to sell to Lincoln Park under that agreement and other estimated fees and expenses. See “Plan of Distribution” elsewhere in this prospectus for more information.

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we expect to use any proceeds that we receive under the Purchase Agreement to fund our growth plans, for working capital, and for other general corporate purposes, including capital expenditures related to our research and development activities.

DIVIDEND POLICY

We have not declared and paid cash dividends on our ordinary shares since 2013. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization in Australian dollars (AUD) as of December 31, 2015 and has not been adjusted for 257,746 ordinary shares issued to Lincoln Park pursuant to the terms of Purchase Agreements or the additional ordinary shares which may be issued to Lincoln Park in the future under Purchase Agreements. The table has also not been adjusted for 131,407 shares issued to employees in February 2016 under the 2014 Omnibus Equity Incentive Plan:

As of December 31, 2015 $AUD
Borrowings, including current portion	17,475,756
Ordinary Shares, 13,283,722 issued and outstanding	55,343,451
Share-based Compensation Reserve	1,708,388
Reserves	(3,214,558)
(Accumulated losses)	(33,582,485)
Total equity	20,254,796
Total capitalization	37,730,552

You should read this table in conjunction with our audited consolidated financial statements as at and for the year ended December 31, 2015, which are incorporated by reference in this prospectus and our Management Discussion and Analysis for the year ended December 31, 2015 incorporated by reference in this prospectus.

DILUTION

Dilution is the amount by which the portion of the offering price per ordinary share paid by the purchasers of our ordinary shares in this offering exceeds the net tangible book value per ordinary shares after the offering. Our net tangible book value as of December 31, 2015 was $3.7 million, or $0.28 per ordinary share. Net tangible book value per ordinary share is determined by dividing our tangible net worth, total tangible assets less total liabilities, by the aggregate number of ordinary shares outstanding.

After giving effect to the full issue and sale by us to Lincoln Park of the ordinary shares that Lincoln Park may sell in this offering, at an assumed offering price of $3.76 per ordinary share, and the receipt and application of the net proceeds to us, our pro forma net tangible book value as of December 31, 2015 would have been $11.4 million, or $0.74 per ordinary share. This represents an immediate increase in pro forma net tangible book value to existing shareholders of $1.02 per ordinary share and an immediate dilution to new investors of $2.74 per ordinary share.

The following table illustrates this per ordinary share dilution:

Assumed initial offering price per Ordinary Shares		$3.76
Net tangible book value per ordinary share as of December 31, 2015	$0.28
Increase in pro forma net tangible book value per ordinary share attributable to new investors	$0.74
Pro forma net tangible book value per ordinary share after offering		$1.02
Dilution per ordinary share to new investors		$2.74

Dilution is determined by subtracting pro forma net tangible book value per ordinary share after the offering from the offering price per ordinary share.

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The number of shares of ordinary shares shown above to be outstanding after this offering is based on the 13,283,722 shares outstanding as of December 31, 2015, and excludes:

•	3,000,000 additional ordinary shares reserved for future issuance under our 2014 stock incentive plans.

•	175,000 shares issued to Lincoln Park under a separate Purchase Agreement

Subsequent to December 31, 2015, we issued 47,746 shares to Lincoln Park under the $15,000,000 Purchase Agreement as part of Lincoln Park’s commitment fee. Additionally, we issued 35,239 shares and 175,000 shares to Lincoln Park subsequent to the closing of the $15,000,000 Purchase Agreement. We also issued 131,408 shares to employees under the 2014 Omnibus Equity Incentive Plan.

Except as otherwise specifically indicated herein, all information in this prospectus assumes or gives effect to no exercise of options or warrants outstanding on the date of this prospectus or in the future.

MARKET FOR OUR ORDINARY SHARES

Our ordinary shares qualified for listing on the NASDAQ Global Market on June 18, 2014 under the symbol PARN. Prior to June 18, 2014, our ordinary shares were not traded in public markets. The following sets forth the high and low prices expressed in U.S. Dollars on the NASDAQ Global Market for the past full six months and through March 18, 2016, for each quarter for the past two fiscal years, and for the one completed fiscal year (ended December 31, 2014, at which time we changed from a June 30 fiscal year to a December 31 fiscal year) for which our stock was publicly traded.

Last Six (6) Months	High	Low

For the Month Ended
March 2016	$3.04	$2.51
February 2016	3.48	1.34
January 2016	3.95	2.90
December 2015	4.89	3.66
November 2015	3.90	3.36
October 2015	4.48	3.30
September 2015	4.48	3.20

Last Two (2) Fiscal Years
For the Quarter Ended
December 31, 2015	$4.90	$3.30
September 30, 2015	5.11	3.20
June 30, 2015	5.98	3.47
March 31, 2015	6.00	3.59
December 31, 2014	6.38	3.29
September 30, 2014	$7.59	$5.00
For the Period Ended
December 31, 2014	$7.59	$3.29
For the Year Ended
December 31, 2015	$6.00	$3.20

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EXCHANGE RATES

Our financial statements incorporated by reference herein are set forth in Australian Dollars. The following table ,sets forth the high and low exchange rate for the past six (6) months based on the Reserve Bank of Australia rate (the “RBA rate”). As of March 18, 2016, the exchange rate was AUD$0.7645 for each USD$1.00.

Month	High	Low
March 2016	$0.7645	$0.7132
February 2016	0.7240	0.7015
January 2016	0.7151	0.6855
December 2015	0.7335	0.7144
November 2015	0.7265	0.7047
October 2015	0.7332	0.7055
September 2015	0.7187	0.6924

Year Ended December 31, ($ per AUD)	Period End	Average(1)	Low	High
2015	0.7306	0.7576	0.6924	0.8244
2014	0.8202	0.9069	0.8140	0.9458
Year ended June 30, ($ per AUD)
2012	1.0191	1.0319	0.9500	1.1055
2013	0.9275	1.0271	0.9202	1.0593
2014	0.9420	0.9182	0.8716	0.9651

6-month Period ended December 31, ($ per AUD)
2014	0.8202	0.8821	0.8140	0.9458
2013	0.8948	0.9226	0.8836	0.9672

(1)	Represents the average of the exchange rates on the last day of each month during the year.

INFORMATION ON THE COMPANY

Information about the history and development, business, organizational structure and property, plant of equipment of the company is contained in our Annual Report on Form 20-F filed with the SEC on March 4, 2016, which we incorporate by reference in this prospectus.

You should read this information in conjunction with our audited consolidated financial statements as at and for the year ended December 31, 2015, which are incorporated by reference in this prospectus along with Item 4 of our Annual Report on Form 20-F filed with the SEC on March 4, 2016, which we incorporate by reference into this prospectus, see “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Management’s discussion and analysis of financial condition and results of operations are contained in our Annual Report on Form 20-F filed with the SEC on March 4, 2016, which we incorporate by reference in this prospectus.

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You should read this information in conjunction with our audited consolidated financial statements as at and for the year ended December 31, 2015, which are incorporated by reference in this prospectus along with Item 5 of our Annual Report on Form 20-F filed with the SEC on March 4, 2016, which we incorporate by reference into this prospectus, see “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

THE LINCOLN PARK TRANSACTION

General

On January 11, 2016, we entered into the Purchase Agreement and the Registration Rights Agreement with Lincoln Park. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $15,000,000 of our ordinary shares (subject to certain limitations) from time to time over a 36-month period. Pursuant to the terms of the Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act the shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

In connection with the execution of the Purchase Agreement, we issued to Lincoln Park 47,746 of our ordinary shares as the initial portion of a fee for its commitment to purchase certain amounts of our ordinary shares under the Purchase Agreement. Since February 16, 2016 (the effective date of the registration statement of which this prospectus forms a part), we have had, and we continue to have, the right to sell our ordinary shares to Lincoln Park under the Purchase Agreement. Accordingly, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase up to 35,000 of our ordinary shares on any such business day, which amount may be increased to up to 55,000 of our ordinary shares, provided the closing price of our ordinary shares exceeds a certain threshold; however, Lincoln Park’s committed obligation shall not exceed $500,000 for any such purchase, plus an additional “accelerated amount” under certain circumstances. The purchase price per share is based on the market price of our ordinary shares immediately preceding the time of sale as computed under the Purchase Agreement without any fixed discount. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

If we require Lincoln Park to purchase the entire $15,000,000 of our ordinary shares as permitted by the Purchase Agreement, we will issue a total of 38,197 ordinary shares to Lincoln Park (in addition to the 47,746 ordinary shares issued to Lincoln Park at the closing of the Purchase Agreement) to bring its total number of commitment shares to 85,943. The additional 38,197 ordinary shares will be issued in pro rata tranches along with Lincoln Park’s purchases of our ordinary shares. For example, if we elect, at our sole discretion, to require Lincoln Park to purchase 35,000 of our ordinary shares at $4.00 per ordinary share, then we would issue 357 ordinary shares of the pro rata commitment fee, which is the product of $140,000 (the amount we have elected to sell) divided by $15,000,000 (the total amount we can sell to Lincoln Park under the Purchase Agreement) multiplied by 38,197 (the total number of pro rata commitment shares). The pro rata commitment shares will only be issued pursuant to this formula as and when we elect at our discretion to sell stock to Lincoln Park.

Purchase of Shares Under the Purchase Agreement

Under the Purchase Agreement, we may direct Lincoln Park to purchase up to 35,000 of our ordinary shares as often as every other business day. On any day that the closing sale price of our ordinary shares is not below $5.00, the purchase amount may be increased, at our sole discretion, to up to 45,000 ordinary shares, and on any day that the closing sale price of our ordinary shares is not below $7.00, the purchase amount may be increased, at our sole discretion, to up to 55,000 ordinary shares. The amount of any single Regular Purchase may not exceed $500,000 worth of our ordinary shares per purchase. The purchase price per share for each such Regular Purchase will be equal to the lower of:

•	the lowest sale price for our ordinary shares on the purchase date of such shares; or

•	the arithmetic average of the three lowest closing sale prices for our ordinary shares during the 12 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

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In addition to Regular Purchases described above, we may also direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice, to purchase an additional amount of our ordinary shares, which we refer to as an Accelerated Purchase, not to exceed the lesser of:

•	30% of the aggregate shares of our ordinary shares traded during normal trading hours on the purchase date; and

•	3 times the number of purchase shares purchased pursuant to the corresponding Regular Purchase.

The purchase price per share for each such Accelerated Purchase will be equal to the lower of:

•	96% of the volume weighted average price during (i) the entire trading day on the purchase date, if the volume of shares of our ordinary shares traded on the purchase date has not exceeded a volume maximum calculated in accordance with the Purchase Agreement, or (ii) the portion of the trading day of the purchase date (calculated starting at the beginning of normal trading hours) until such time at which the volume of our ordinary shares traded has exceeded such volume maximum; or

•	the closing sale price of our ordinary shares on the purchase date.

In the case of both Regular Purchases and Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as set forth above we will control the timing and amount of any sales of our ordinary shares to Lincoln Park.

Minimum Purchase Price

Under the Purchase Agreement, we have set a floor price of $1.00 per share. Lincoln Park shall not purchase any of our ordinary shares on any day that the closing sale price of our ordinary shares is below the floor price. The floor price will be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such event, the floor price will be the lower of (i) the adjusted price and (ii) $1.00.

Events of Default

Events of default under the Purchase Agreement include the following:

•	the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our ordinary shares offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•	suspension by our principal market of our ordinary shares from trading for a period of three consecutive business days;

•	the de-listing of our ordinary shares from the NASDAQ Global Market, provided our ordinary shares are not immediately thereafter trading on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Capital Market, the NYSE MKT or the OTC Bulletin Board (or nationally recognized successor thereto);

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•	the transfer agent’s failure for three business days to issue to Lincoln Park amounts of our ordinary shares which Lincoln Park is entitled to receive under the Purchase Agreement;

•	any breach of the representations or warranties or covenants contained in the Purchase Agreement or any related agreement which has or which could have a material adverse effect on us subject to a cure period of five business days;

•	if we issue more than 19.99% of the Company’s aggregate outstanding ordinary shares, determined as of the date of the Purchase Agreement, in violation of The NASDAQ Global Market rules;

•	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or

•	if at any time we are not eligible to transfer our ordinary shares electronically or a material adverse change in our business, financial condition, operations or prospects has occurred.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of Lincoln Park’s control, we may not deliver a Regular Purchase notice or Accelerated Purchase notice to Lincoln Park under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our ordinary shares during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All 2,060,000 shares registered in this offering which may be sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 36 months commencing on the date that the registration statement including this prospectus becomes effective. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our ordinary shares to decline and to be highly volatile. Lincoln Park may ultimately purchase all, some or none of the 2,060,000 ordinary shares registered in this offering. If we sell these shares to Lincoln Park, Lincoln Park may sell all, some or none of such shares. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our ordinary shares. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $15,000,000 of our ordinary shares, exclusive of the 85,943 shares issued and issuable to Lincoln Park as a commitment fee which are part of this offering. Depending on the price per share at which we sell our ordinary shares to Lincoln Park, we may be authorized to issue and sell to Lincoln Park under the Purchase Agreement more of our ordinary shares than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares we direct Lincoln Park to purchase under the Purchase Agreement.

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The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase (1)(2)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park (3)	Proceeds from the Sale of Shares to Lincoln Park Under the $15.0 M Purchase Agreement (4)
$1.00 (5)	1,974,057	12.87%	$1,974,057
$3.00	1,974,057	12.87%	$5,922,171
$3.29 (6)	1,974,057	12.87%	$6,494,648
$5.00	1,974,057	12.87%	$9,870,285
$7.00	1,974,057	12.87%	$13,818,399

____________________

(1)	Although the Purchase Agreement provides that we may sell up to $15,000,000 of our ordinary shares to Lincoln Park, we are only registering 2,060,000 shares under this prospectus (inclusive of 85,943 shares issued and issuable to Lincoln Park as a commitment fee), which may or may not cover all the shares we ultimately sell to Lincoln Park under the Purchase Agreement, depending on the purchase price per share. As a result, we have included in this column only those shares that we are registering in this offering.

(2)	The number of registered shares to be issued excludes the 85,943 commitment shares because no proceeds will be attributable to such commitment shares.

(3)	The denominator is based on 13,369,665 shares outstanding as of January 20, 2016, adjusted to include the 85,943 shares issued and issuable to Lincoln Park as commitment shares in connection with this offering and the number of shares set forth in the adjacent column which we would have sold to Lincoln Park at the applicable assumed average purchase price per share. The numerator does not include the 85,943 shares issued and issuable to Lincoln Park as commitment shares in connection with this offering, and is based on the number of shares registered in this offering to be issued under the Purchase Agreement. The number of shares in such column does not include shares that may be issued to Lincoln Park under the Purchase Agreement which are not registered in this offering.

(4)	Gross sale proceeds.

(5)	Under the Purchase Agreement, we may not sell and Lincoln Park may not purchase any shares on a day in which the closing sale price of our ordinary shares is below $1.00, as may be adjusted in accordance with the Purchase Agreement.

(6)	The closing sale price of our shares on January 20, 2016.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder, Lincoln Park, of our ordinary shares that have been or may be issued to Lincoln Park pursuant to the Purchase Agreement. We filed the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Lincoln Park on January 11, 2016 concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Lincoln Park of the shares of our ordinary shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

Lincoln Park, as the selling stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have sold or may sell to Lincoln Park under the Purchase Agreement. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

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The following table presents information regarding the selling stockholder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholder, and reflects its holdings as of January 20, 2016. Neither Lincoln Park nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. As used in this prospectus, the term “selling stockholder” includes Lincoln Park and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from Lincoln Park as a gift, pledge or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 13,331,468 ordinary shares actually outstanding as of January 20, 2016.

Selling Stockholder	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering Assuming The Company issues the Maximum Number of Shares Under the Purchase Agreement	Percentage of Outstanding Shares Beneficially Owned After this Offering
Lincoln Park Capital Fund, LLC (1)	47,746 (2)	*(3)	2,060,000	*(4)

*less than 1%

____________________

(1)	Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, are deemed to be beneficial owners of all of our ordinary shares owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(2)	Represents 47,746 of our ordinary shares issued to Lincoln Park on January 19, 2016 as a fee for its commitment to purchase our ordinary shares under the Purchase Agreement. See the description under the heading “The Lincoln Park Transaction” for more information about the Purchase Agreement.

(3)	Based on 13,331,468 outstanding of our ordinary shares as of January 20, 2016, which includes 47,746 ordinary shares issued to Lincoln Park as the initial portion of a fee for its commitment to purchase additional amounts of our ordinary shares under the Purchase Agreement. Although we may at our discretion elect to issue to Lincoln Park up to an aggregate amount of $15,000,000 of our ordinary shares under the Purchase Agreement plus up to 85,943 shares constituting the maximum commitment shares issuable to Lincoln Park, other than the shares described in the immediately preceding sentence, such shares are not included in determining the percentage of shares beneficially owned before this offering.

(4)	Assumes the sale by Lincoln Park of all ordinary shares registered pursuant to this prospectus, although the selling stockholder is under no obligation known to us to sell any shares at this time.

PLAN OF DISTRIBUTION

The ordinary shares offered by this prospectus are being offered by the selling stockholder, Lincoln Park. The ordinary shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the ordinary shares offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

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•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents

•	“at the market” into an existing market for the ordinary shares;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the ordinary shares that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the ordinary shares for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between Lincoln Park or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of ordinary shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our ordinary shares or any hedging transaction, which establishes a net short position with respect to our ordinary shares. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

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We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the year ended December 31, 2015, in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2015.

LEGAL MATTERS

The validity of the ordinary shares and certain other matters under Australian law will be passed upon for us by Atanaskovic Hartnell, our Australian counsel. Certain matters under U.S. federal law will be passed upon for us by Spencer Fane LLP, our U.S. counsel.

EXPERTS

The financial statements incorporated in this Prospectus pursuant by reference to the Annual Report on Form 20-F for the year ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The offices of PricewaterhouseCoopers are located at 201 Sussex Street, Sydney, New South Wales, Australia.

EXPENSES OF THE ISSUE

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the sale to Lincoln Park of the securities being registered. All amounts are estimates. The category “Miscellaneous expenses” includes the value of up to 85,943 commitment shares that may be issued to Lincoln Park under the Purchase Agreement if we elect to use the full $15,000,000 available to us under the equity commitment, using a price per share of $3.76.

SEC registration fee	$780
Legal fees and expenses	70,000
Accounting fees and expenses	35,000
Miscellaneous expenses	330,000
Total	$435,780

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act and amendments thereto, with respect to the ordinary shares covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the ordinary shares covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 FREE for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

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We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file certain reports and other information with the SEC. Such reports and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at www.parnell.com. You may access our Annual Report on Form 20-F filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as certain filings made with the SEC under Sections 13(a), 13(c), or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the ordinary shares under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	The sections “Description of Share Capital” and “Taxation” in the final prospectus for our initial public offering filed with the SEC pursuant to Rule 424(b)(4) under the Securities Act on June 18, 2014 with respect to our Registration Statement on Form F-1 (File No. 333-196065);

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed with the SEC on March 4, 2016;

•	Our report on Form 6-K filed with the SEC on March 3, 2016.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Requests for such copies should be directed to our Corporate Secretary, Brad McCarthy, Unit 4, Century Estate, 476 Gardeners Road, Alexandria 2015 NSW, Australia.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public company incorporated under the laws of Australia. A majority of our directors and executive officers are non-residents of the U.S., and all or substantially all of the assets of such persons are located outside the U.S. As a result, it may not be possible for you to:

•	effect service of process within the U.S. upon our non-U.S. resident directors and executive officers or on us;

•	enforce in U.S. courts judgments obtained against our non-U.S. resident directors and executive officers or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

•	enforce in U.S. courts judgments obtained against any of our non-U.S. resident directors and executive officers or us in courts of jurisdictions outside the U.S. in any action, including actions under the civil liability provisions of U.S. securities laws; or

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•	to bring an original action in an Australian court to enforce liabilities against any of our non-U.S. resident directors and executive officers or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the U.S. judgments obtained in the U.S. courts against any of our non-U.S. resident directors and executive officers or us, including actions under the civil liability provisions of the U.S. securities laws.

With that noted, there are no treaties between Australia and the U.S. that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.

We have appointed Parnell, Inc., a wholly-owned U.S. subsidiary of Parnell Pharmaceuticals Holdings Ltd, as our agent to receive service of process with respect to any action brought against us in the U.S. under the federal securities laws of the U.S. or any action brought against us under state laws.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:

☐	a liability owed to the company or a related body corporate of the company;

☐	a liability for a pecuniary penalty order made under section 1371G or a compensation order made under section 1317H, 1317HA or 1317HB of the Corporations Act respectively;

☐	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or

☐	legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

o	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

o	in defending or resisting criminal proceedings in which the officer or director is found guilty;

o	defending or resisting proceedings brought by ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for a court order); or

o	in connection with proceedings for relief to the officer under the Corporations Act, in which the court denies the relief.

Constitution. Our Constitution provides, except to the extent prohibited by the law and the Corporations Act, for the indemnification of every person who is or has been an officer or a Director of the Company against any liability arising directly or indirectly from the person serving or having served in that capacity (other than legal costs that are unreasonable). This includes any liability incurred by that person in their capacity as an officer or director of the company where the company requested that person to accept that appointment.

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Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have sold to third parties the securities listed below without registering the securities under the Securities Act. None of these transactions involved any public offering. All of our securities were sold through private placements outside the U.S. to foreign persons. The numbers and prices of the securities listed below do not take into account the ten-for-one consolidation of our ordinary shares, which has fee effect of a reverse stock split, which we effected on April 28, 2014, and conversion of our status to a public company limited by shares effected immediately prior to completion of this offering. Accordingly, we believe that each of the following issuances were exempt from registration under the Securities Act in reliance on Regulation S or Regulation D under the Securities Act or Section 4(2) of the Securities Act:

☐	In March 2011, we issued to certain qualified subscribers 6,250,000 bonds for an aggregate offering price of $6,250,000. In accordance with our Constitution, our Board of Directors passed resolutions approving this issuance on March 24, 2011. In January 2014, we provided each bondholder a notice to redeem the bonds in accordance with the 2011 Terms for Subscription. Following the notice to redeem, and pursuant to the election of the bondholders, 6,250,475 Class CB shares were issued, and an aggregate payment of $3,957,895 was made, to bondholders.

☐	Between February and September 2013, we issued to certain qualified subscribers 4,300,000 bonds for an aggregate offering price of $4,300,000. In accordance with our Constitution, our Board of Directors passed resolutions approving this issuance on February 8, 2013. The bonds mature on between February and September 2015, but may be redeemed early by the Company or by the bondholder in accordance with the Conditions of 2013 Bonds. The Bonds were issued with a stapled warrant which converted into 1,400,710 ordinary shares of the Company, pursuant to the election of the bondholders on May 20, 2014.

☐	We have historically operated equity plans for employees. The plans, the Executive Share Plan and the Employee Share Plan, gave the opportunity for employees to purchase a class of shares with restricted rights, excluding, for example, voting rights. Approximately 15% of the total shares on issue were purchased by senior management, and a further approximately 5% of the total shares were purchased by a discretionary trust with lower-level employees as the beneficiaries. Under the rules of these plans, employees were required to purchase the shares at fair market value, determined by an independent valuation. The ascribed value of these restricted shares was minimal, due to certain restrictions on the stock, the uncertainty whether holders would ever have their rights varied under the plans, and the possibility of our ability to re-purchase shares held by a terminated employee. The Board has recently elected to vary the rights of some of these shares. In contemplation of this initial public offering, the Board expects to vary the remaining shares held pursuant to the plans to be the same as our ordinary A class shares. Upon our initial public offering, the original Executive Share Plan and the Employee Share Plan came to an end. In 2011, 923,050 Class B ordinary shares were issued and sold under the Executive Share Plan, 507,687 Class C ordinary shares were issued and sold under the Executive Share Plan, and 367,863 Class E ordinary shares were issued and sold under the Executive Share Plan.

☐	On January 19, 2016, we issued 47,746 ordinary shares to Lincoln Park Capital Fund, LLC (“Lincoln Park”) as part of a fee for its commitment to purchase up to USD$15,000,000 worth of our ordinary shares pursuant to the terms of the Purchase Agreement we entered into with Lincoln Park on January 11, 2016.

☐	On March 3, 2016, we issued and sold to Lincoln Park (a) 175,000 ordinary shares at a price of USD$ 3.50 per share and (b) a Warrant to purchase up to an additional 150,000 ordinary shares for a purchase price of USD$ 5.00 per share, all pursuant to the terms of the Securities Purchase Agreement we entered into with Lincoln Park on February 23, 2016.

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☐	On March 10, 2016, we issued and sold to Lincoln Park (a) 35,000 ordinary shares at a price of USD$ 2.68 per share all pursuant to the terms of the Securities Purchase Agreement we entered into with Lincoln Park on January 11, 2016. We also issued 239 commitment shares with this transaction, pursuant to the Purchase Agreement.

No underwriters were employed in connection with any of the above issuances.

Item 8. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
3.1	Constitution of Parnell Pharmaceuticals Holdings Ltd (incorporated by reference to Exhibit 3.1 on Form 6-K for May 2015, filed with the SEC on May 7, 2015.)*
5.1	Opinion of Atanaskovic Hartnell*
10.1	Distribution and Supply Agreement, dated as of September 29, 2009, by and between Parnell North America Pty Ltd and Vetoquinol Canada, Inc. (incorporated by reference to Exhibit 10.1 to Amendment No. 3 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 10, 2014)†*
10.2	Lease Agreement, dated as of June 27, 2011, by and between Parnell Manufacturing Pty Ltd and Helion Properties Pty Ltd. (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form F-1 filed with the SEC on May 19, 2014)*
10.3	Supply Agreement, dated as of September 26, 2011, by and between Parnell Manufacturing Pty Ltd and Bachem A.G. (incorporated by reference to Exhibit 10.5 to Amendment No. 3 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 10, 2014)†*
10.4	Employment Agreement, dated as of February 1, 2011, by and between Parnell Pharmaceuticals Holdings Ltd and Robert Joseph. (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 10, 2014)†*
10.5	Employment Agreement, dated as of February 1, 2011, by and between Parnell Pharmaceuticals Holdings Ltd and Brad McCarthy. (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 10, 2014)†*
10.6	Supply Agreement, dated December 3, 2013, by and between Parnell Manufacturing Pty Ltd and IDT Australia Ltd. (incorporated by reference to Exhibit 10.9 to Amendment No. 3 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 10, 2014)†*
10.7	Supply Agreement, dated of January 1, 2014, by and between Parnell Manufacturing Pty Ltd and Piramal Healthcare (UK) Ltd. (incorporated by reference to Exhibit 10.11 to Amendment No. 3 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 10, 2014)†*
10.8	License Agreement, dated as of March 18, 2014, by and between Parnell Technologies Pty Ltd and CIMTECH Pty Ltd. (incorporated by reference to Exhibit 10.12 to Amendment No. 3 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 10, 2014)†*
10.9	Revenue Sharing Deed dated as of October 14, 2011 by and among Parnell Pharmaceuticals Holdings Ltd and all subsidiaries and Partners for Growth III, L.P. (incorporated by reference to Exhibit 10.13 to Amendment No. 3 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 10, 2014)†*
10.10	Conditions of 2013 Bonds. (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form F-1 filed with the SEC on May 19, 2014)*
10.11	2014 Omnibus Equity Incentive Compensation Plan. (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 4, 2014)*
10.12	Form of Deed Poll given by 2013 Bondholders in favor of Parnell Pharmaceuticals Holdings Pty Ltd dated May 30, 2014. (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 4, 2014)*

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10.13	Lease Agreement, dated as of September 12, 2014, by and between Parnell Corporate Services U.S. Inc., and Renaissance Property Owner, LLC. (incorporated by reference to Exhibit 4.17 on Form 20-F filed with the SEC on September 15, 2014)*
10.14	Amendment No. 1 to the Parnell Pharmaceuticals Holdings Ltd 2014 Omnibus Equity Incentive Plan. (incorporated by reference to Exhibit 10.1 on Form 6-K for May 2015 filed with the SEC on May 7, 2015)*
10.15	Credit, Security and Guaranty Agreement, dated as of June 15, 2015 by and among MIDCAP FINANCIAL TRUST. (incorporated by reference to Exhibit 10.1 on Form 6-K for June 2015 filed with the SEC on June 18, 2015)*
10.16	PURCHASE AGREEMENT, dated as of January 11, 2016, by and between PARNELL PHARMACEUTICALS HOLDINGS LTD and LINCOLN PARK CAPITAL FUND, LLC (incorporated by reference to Exhibit 99.2 on Form 6-K for January 2016 filed with the SEC on January 11, 2016)*
10.17	REGISTRATION RIGHTS AGREEMENT, dated as of January 11, 2016 by and between PARNELL PHARMACEUTICALS HOLDINGS LTD and LINCOLN PARK CAPITAL FUND, LLC. (incorporated by reference to Exhibit 99.3 on Form 6-K for January 2016 filed with the SEC on January 11, 2016)*
10.18	Warrant to be issued at closing of that certain Securities Purchase Agreement dated as of February 23, 2016, by and between PARNELL PHARMACEUTICALS HOLDINGS LTD and LINCOLN PARK CAPITAL FUND, LLC (incorporated by reference to Exhibit No. 4 on Form 6-K for March 2016 filed with the SEC on March 3, 2016)*
10.19	Securities Purchase Agreement dated as of February 23, 2016, by and between PARNELL PHARMACEUTICALS HOLDINGS LTD and LINCOLN PARK CAPITAL FUND, LLC (incorporated by reference to Exhibit No. 10 on Form 6-K for March 2016 filed with the SEC on March 3, 2016)*
23.1	Consent of Atanaskovic Hartnell (included in Exhibit 5.1).*
23.2	Consent of PricewaterhouseCoopers.
24.1	Power of Attorney (including signature pages of Registration Statement).*

*	Previously filed.

†	Confidential treatment requested. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933 (the “Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

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(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20–F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, superseded or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on March 18, 2016.

PARNELL PHARMACEUTICALS HOLDINGS LTD

By: /s/ Robert Joseph
Robert Joseph President and Chief Executive Officer (Principal Executive Officer)

 Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert Joseph Robert Joseph	President and Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2016

/s/ Brad McCarthy Brad McCarthy	Chief Financial Officer and Director (Principal Financial Officer)	March 18, 2016

/s/ Brad McCarthy Brad McCarthy	Chief Accounting Officer (Principal Accounting Officer)	March 18, 2016

/s/ * Alan Bell	Director	March 18, 2016

/s/ * Peter Croden	Director	March 18, 2016

/s/ * Ellen Richstone	Director	March 18, 2016

/s/ * David Rosen	Director	March 18, 2016

*By /s/ Brad McCarthy Brad McCarthy Attorney-in-Fact		March 18, 2016

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